As filed with the Securities and Exchange Commission on March 26, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York	16-0968385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One M&T Plaza

Buffalo, New York 14203

(Address of Principal Executive Offices, including zip code)

M&T BANK CORPORATION

2008 DIRECTORS’ STOCK PLAN

(Full title of the plan)

Laura P. O’Hara, Esq.

Executive Vice President and General Counsel

M&T Bank Corporation

One M&T Plaza

Buffalo, New York 14203

(716) 842-5445

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.50 par value	25,000	$147.70	$3,692,500	$402.85

(1)

This Registration Statement covers 25,000 additional shares of common stock, par value $0.50 per share (the “Common Stock”), of M&T Bank Corporation (the “Registrant” or the “Corporation”) available for issuance pursuant to award under the Corporation’s 2008 Directors’ Stock Plan (the “Plan”). This Registration Statement also covers an indeterminate number of additional shares which may be offered and issued under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act of 1933, as amended (the “Securities Act”); calculated based on the average of the high and low prices for the Common Stock on March 23, 2021, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed to register an additional 25,000 shares of common stock, par value $0.50 per share, of the Corporation, which are authorized for issuance under the Plan pursuant to an amendment of the Plan authorized by the Corporation’s Board of Directors on February 19, 2021. This Registration Statement is filed pursuant to General Instruction E of Form S-8.

The contents of the Registration Statement on Form S-8 (File No. 333-150122), filed on April 7, 2008, which originally registered shares under the Plan, and the subsequent Registration Statement on Form S-8 (File No. 333-184504), filed on October 19, 2012, which registered additional shares under the Plan, are incorporated herein by reference and made a part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Corporation with the SEC are incorporated by reference into this Registration Statement:

(a)	The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 22, 2021;

(b)	The Corporation’s Current Reports on Form 8-K filed with the SEC on February 10, 2021, February 22, 2021, and February 25, 2021;

(c)	The Corporation’s Proxy Statement on Schedule 14A filed with the SEC on March 8, 2021;

(d)	The description of the Common Stock contained in the Registration Statement on Form 8-A, filed by the Corporation on May 20, 1998, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the date of the filing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits

The list of exhibits is set forth under “Exhibit Index” immediately preceding the signature pages hereto and is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

4.1	M&T Bank Corporation 2008 Directors’ Stock Plan, as amended on February 19, 2021, filed herewith

5.1	Opinion of Hodgson Russ LLP, filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP, filed herewith.

23.2	Consent of Hodgson Russ LLP, included in the opinion filed as Exhibit 5.1 hereto.

24.1	Power of attorney, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, M&T Bank Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on March 26, 2021.

M&T BANK CORPORATION

By:	*

Name: René F. Jones
Title: Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 26, 2021.

Signature	Title

*	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director
René F. Jones

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Darren J. King

*	Senior Vice President and Controller (Principal Accounting Officer)
Michael R. Spychala

*	Director
C. Angela Bontempo

*	Vice Chairman of the Board and Director
Robert T. Brady

*	Director
Calvin G. Butler, Jr.

*	Director
T. Jefferson Cunningham III

*	Director
Gary N. Geisel

*	Director
Leslie V. Godridge

*
Richard S. Gold	President, Chief Operating Officer and Director

*	Director
Richard A. Grossi

*	Director
John D. Hawke, Jr.

*	Director
Richard H. Ledgett, Jr.

*	Director
Newton P. S. Merrill

*	Vice Chairman and Director
Kevin J. Pearson

*	Director
Melinda R. Rich

*	Director
Robert E. Sadler, Jr.

*	Director
Denis J. Salamone

*	Director
John R. Scannell

*	Director
David S. Scharfstein

*	Director
Rudina Seseri

*	Director
Herbert L. Washington

*By:	/s/ Stephen T. Wilson
Stephen T. Wilson (As Attorney in Fact)
Pursuant to Powers of Attorney filed herewith